Exhibit 10.1

XPLORE TECHNOLOGIES CORP.

2009 EMPLOYEE STOCK PURCHASE PLAN

APPENDIX

SCHEDULE A

XPLORE TECHNOLOGIES CORP.

2009 EMPLOYEE STOCK PURCHASE PLAN

I.              PURPOSE OF THE PLAN

This 2009 Employee Stock Purchase Plan is intended to promote the interests of Xplore Technologies Corp., a Delaware corporation, by providing eligible employees with the opportunity to acquire a proprietary interest in the Corporation through participation in a payroll deduction-based employee stock purchase plan designed to qualify under Section 423 of the Code.

Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

II.            ADMINISTRATION OF THE PLAN

The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it determines are necessary or appropriate in order to comply with the requirements of Code Section 423.  Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

III.           STOCK SUBJECT TO PLAN

A.            The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market.  The number of shares of Common Stock initially reserved for issuance over the term of the Plan shall be limited to 5,000,000 shares.

B.            Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or similar change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date, (iii) the maximum number and class of securities purchasable in total by all Participants on any one Purchase Date, (iv) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.

IV.           OFFERING PERIODS

A.            Shares of Common Stock shall be offered for purchase under the Plan through a series of offering periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

B.            Each offering period shall be of such duration (not to exceed twenty-seven (27) months) as determined by the Plan Administrator prior to the start date of such offering period.  Offering periods other than the initial offering period shall commence at annual intervals on a date determined by the Plan Administrator each year over the term of the Plan.  Accordingly, one separate offering period may commence, as determined by the Plan Administrator, in each calendar year the Plan remains in existence.  However, the initial offering period shall commence on January 1, 2009 and terminate on March 31, 2010.

V.            ELIGIBILITY

A.            Each individual who is an Eligible Employee on the start date of any offering period under the Plan may enter that offering period on such start date.  However, an Eligible Employee may participate in only one offering period at a time.

B.            In order to participate in the Plan for a particular offering period, an Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator on or before the start date of that offering period and file such forms with the Plan Administrator (or its designee).

VI.           PAYROLL DEDUCTIONS

A.            The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock during an offering period may be any multiple of one percent (1%) of the Cash Earnings paid to the Participant during each offering period, up to a maximum of twenty percent (20%).  The deduction rate so authorized shall continue in effect throughout the offering period, except that the Participant may, at any time during the offering period, reduce his or her rate of payroll deduction (or, to the extent applicable, the percentage of Cash Earnings to serve as his or her lump sum contribution for the initial offering period) to become effective as soon as possible after filing the appropriate form with the Plan Administrator.  The Participant may not, however, effect more than one (1) such reduction per offering period nor reduce the payroll deduction to less than one percent (1%).

B.            Payroll deductions shall begin on the first pay day administratively feasible following the start date of the offering period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that offering period.  The amounts so collected shall be credited to the Participant’s book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account.  The amounts collected from the Participant shall not be required to be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes.

C.            Prior to the first Purchase Date for the first offering period under the Plan, no payroll deductions shall be required of the Participant until such time as the Participant affirmatively elects to commence such payroll deductions following his or her receipt of the 1933 Act prospectus for the Plan.

D.            Payroll deductions shall automatically cease upon the termination of the Participant’s purchase right in accordance with the provisions of the Plan.

E.             The Participant’s acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant’s acquisition of Common Stock on any subsequent Purchase Date, whether within the same or a different offering period.

VII.          PURCHASE RIGHTS

A.            GRANT OF PURCHASE RIGHTS.  A Participant shall be granted a separate purchase right for each offering period in which he or she is enrolled.  The purchase right shall be granted on the start date of the offering period and shall provide the Participant with the right to purchase shares of Common Stock during the offering period upon the terms set forth below.  The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.

B.            EXERCISE OF THE PURCHASE RIGHT.  Each purchase right shall be automatically exercised on the Purchase Date for the offering period, and shares of Common Stock shall accordingly be purchased on behalf of each Participant on each such Purchase Date.  The purchase shall be effected by applying the Participant’s payroll deductions (or, to the extent applicable, his or her lump sum contribution) for the offering period ending on such Purchase Date to the purchase of whole shares of Common Stock at the purchase price in effect for the Participant for that Purchase Date.

C.            PURCHASE PRICE.  The purchase price per share at which Common Stock will be purchased on the Participant’s behalf on each Purchase Date for the particular offering period in which he or she is enrolled shall be equal to ninety-five percent (95%) of the Fair Market Value per share of Common Stock on the start date of that offering period.

D.            NUMBER OF PURCHASABLE SHARES.  The number of shares of Common Stock purchasable by a Participant on each Purchase Date for the particular offering period in which he or she is enrolled shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the offering period ending with that Purchase Date (or, to the extent applicable, his or her lump sum contribution for that offering period) by the purchase price in effect for the Participant for that Purchase Date.  The Plan Administrator shall have the discretionary authority, exercisable prior to the start of any offering period under the Plan, to set limitations on the number of shares purchasable per Participant and in total by all Participants on any Purchase Date for that offering period.

E.             EXCESS PAYROLL DEDUCTIONS.  Any payroll deductions not applied to the purchase of shares of Common Stock on the final Purchase Date of an Offering Period because they are not sufficient to purchase a whole share of Common Stock or because of the limitation on the maximum number of shares purchasable per Participant or in total by all Participants on the Purchase Date shall be promptly refunded.

F.             SUSPENSION OF PAYROLL DEDUCTIONS.  In the event that a Participant is, by reason of the accrual limitations in Article VIII, precluded from purchasing additional shares of Common Stock on one or more Purchase Dates during the offering period in which he or she is enrolled, then no further payroll deductions shall be collected from such Participant with respect to those Purchase Dates except as described in Article VIII, Section C.  The suspension of such deductions shall not terminate the Participant’s purchase right for the offering period in which he or she is enrolled, and payroll deductions shall automatically resume on behalf of such Participant once he or she is again able to purchase shares during that offering period in compliance with the accrual limitations of Article VIII.

G.            WITHDRAWAL FROM OFFERING PERIOD.  The following provisions shall govern the Participant’s withdrawal from an offering period:

(i)            A Participant may prospectively withdraw from the offering period in which he or she is enrolled at any time prior to the next scheduled Purchase Date by filing the appropriate form with the Plan Administrator (or its designate), and no further payroll deductions shall be collected from the Participant with respect to that offering period.  Any payroll deductions collected during the offering period in which such withdrawal occurs shall be held for the purchase of shares on the Purchase Date for that offering period.

(ii)           The Participant’s withdrawal from a particular offering period shall be irrevocable, and the Participant may not subsequently rejoin that offering period at a later date.  In order to resume participation in any subsequent offering period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before the start date of that offering period.

H.            TERMINATION OF PURCHASE RIGHT.  The following provisions shall govern the termination of outstanding purchase rights:

(i)            Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status as an Eligible Employee) while his or her purchase right remains outstanding, then that purchase right shall be automatically exercised on the Purchase Date for the offering period in which the Participant ceased to be an Eligible Employee.  No payroll deductions shall be permitted on behalf of a Participant who has ceased to be an Eligible Employee.

(ii)           However, should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the right, exercisable up until the last business day preceding the next purchase date after such leave commences, to (a) withdraw all the payroll deductions collected to date on his or her behalf for that offering period or (b) have such funds held for the purchase of shares on his or her behalf on the next Purchase Date.  In no event, however, shall any further payroll deductions be collected on the Participant’s behalf during such leave.  Upon the Participant’s return to active service (x) within ninety (90) days following the commencement of such leave or (y) prior to the expiration of any longer period for which such Participant’s right to reemployment with the Corporation is guaranteed by statute or contract, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, unless the Participant withdraws from the

Plan prior to his or her return.  An individual who returns to active employment following a leave of absence that exceeds in duration the applicable (x) or (y) time period will be treated as a new Employee for purposes of subsequent participation in the Plan and must accordingly re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before the start date of any subsequent offering period in which he or she wishes to participate.

I.              CHANGE IN CONTROL.  Each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Change in Control, by applying the payroll deductions of each Participant for the offering period in which such Change in Control occurs to the purchase of whole shares of Common Stock at a purchase price per share equal to ninety-five percent (95%) of the lower of (i) the Fair Market Value per share of Common Stock on the start date of the offering period in which such individual is enrolled at the time of such Change in Control or (ii) the Fair Market Value per share of Common Stock immediately prior to the effective date of such Change in Control.  However, the applicable limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase, but not the limitation applicable to the maximum number of shares of Common Stock purchasable in total by all Participants on any one Purchase Date.

The Corporation shall, to the extent practicable, provide at least ten (10) days’ prior written notice of the occurrence of any Change in Control, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Change in Control.

J.             PRORATION OF PURCHASE RIGHTS.  Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

K.            ASSIGNABILITY.  The purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

L.             STOCKHOLDER RIGHTS.  A Participant shall have no stockholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant’s behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

VIII.        ACCRUAL LIMITATIONS

A.            No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423)) of the Corporation or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000.00) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

B.            For purposes of applying such accrual limitations to the purchase rights granted under the Plan, the following provisions shall be in effect:

(i)            The right to acquire Common Stock under each outstanding purchase right shall accrue on each Purchase Date during the offering period in which such right remains outstanding.

(ii)           No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000.00) worth of Common Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year such rights were at any time outstanding.

C.            If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular offering period, then the payroll deductions that the Participant made during that offering period with respect to such purchase right shall be promptly refunded.

D.            In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

IX.           EFFECTIVE DATE AND TERM OF THE PLAN

A.            The Plan was adopted by the Board on November 5, 2008, and shall become effective at the Effective Time, provided no purchase rights granted under the Plan shall be exercised, and no shares of Common Stock shall be issued hereunder, until the Corporation shall have complied with all applicable requirements of the 1933 Act (including the registration of the shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of any stock exchange on which the Common Stock is listed for trading and all other applicable requirements established by law or regulation.  In the event such stockholder approval is not obtained, or such compliance is not effected, within twelve (12) months after the date on which the Plan is adopted by the Board, the Plan shall terminate and have no further force or effect, and all sums collected from Participants during the initial offering period hereunder shall be refunded.

B.            Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) the last business day in December 2018, (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (iii) the date on which all purchase rights are exercised in connection with a Change in Control.  No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following such termination.

X.            AMENDMENT OF THE PLAN

A.            The Board may alter, amend, suspend or terminate the Plan at any time to become effective immediately following the close of any offering period.  However, the Plan may be amended or terminated immediately upon Board action, if and to the extent necessary to assure that the Corporation will not recognize, for financial reporting purposes, any compensation expense in connection with the shares of Common Stock offered for purchase under the Plan, should the financial accounting rules applicable to the Plan at the Effective Time be subsequently revised so as to require the Corporation to recognize compensation expense in the absence of such amendment or termination.

B.            In no event may the Board effect any of the following amendments or revisions to the Plan without the approval of the Corporation’s stockholders: (i) increase the number of shares of Common Stock issuable under the Plan, except for permissible adjustments in the event of certain changes in the Corporation’s capitalization, (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares of Common Stock purchasable under the Plan or (iii) modify the eligibility requirements for participation in the Plan.

XI.           GENERAL PROVISIONS

A.            All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation; however, each Plan Participant shall bear all costs and expenses incurred by such individual in the sale or other disposition of any shares purchased under the Plan.

B.            All eligible employees shall have equal rights and privileges with respect to the Plan.  The Section 423 component of the Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations.  Any provision of the Section 423 component of the Plan which is inconsistent with Section 423 or any successor provision of the Code shall without further act or amendment by the Company or the Board be reformed to comply with the requirements of Section 423.  This Section shall take precedence over all other provisions in the Plan.

C.            The Corporation intends that no payments under this Plan will be subject to the tax imposed by Code Section 409A.  If the Plan Administrator grants an option or purchase right subject to U.S. taxation (1) the Plan Administrator may not modify or amend the option or purchase right to the extent that the modification or amendment adds a feature that is not exempt from Code Section 409A or otherwise allows for deferred compensation within the meaning of Code Section 409A, and (2) any adjustment pursuant to Section III.B of this Plan will be done in a manner consistent with Code Section 409A and Treasury Regulations Section 1.409A-1 et. seq. to the extent Code Section 409A applies to such adjustment.  The Administrator will interpret and administer the Plan in a manner that avoids the imposition of any increase in tax under Code Section 409A(a)(1)(B), and any ambiguities herein will be interpreted to satisfy the requirements of Code Section 409A or any exemption thereto.

D.            Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s employment at any time for any reason, with or without cause.

E.             The provisions of the Plan shall be governed by the laws of the State of Delaware without resort to that State’s conflict-of-laws rules.

APPENDIX

The following definitions shall be in effect under the Plan:

A.            BOARD shall mean the Corporation’s Board of Directors.

B.            CASH EARNINGS shall mean (i) the regular base salary paid to a Participant by one or more Participating Companies during such individual’s period of participation in one or more offering periods under the Plan plus (ii) all overtime payments, bonuses, commissions, profit-sharing distributions or other incentive-type payments received during such period.  Such Cash Earnings shall be calculated before deduction of (A) any income or employment tax withholdings or (B) any contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate.  However, Cash Earnings shall NOT include any contributions made by the Corporation or any Corporate Affiliate on the Participant’s behalf to any employee benefit or welfare plan now or hereafter established (other than Code Section 401(k) or Code Section 125 contributions deducted from such Cash Earnings).

C.            CHANGE IN CONTROL shall mean a change in ownership of the Corporation pursuant to any of the following transactions:

(i)            a merger, consolidation or other reorganization approved by the Corporation’s stockholders, UNLESS securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction, or

(ii)           the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation, or

(iii)          the acquisition, directly or indirectly, by a person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by or is under common control with the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders.

D.            CODE shall mean the Internal Revenue Code of 1986, as amended.

E.             COMMON STOCK shall mean the Corporation’s common stock, $0.001 par value per share.

F.             CORPORATE AFFILIATE shall mean any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section 424), whether now existing or subsequently established.

G.            CORPORATION shall mean Xplore Technologies Corp., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Xplore Technologies Corp. that shall by appropriate action adopt the Plan.

H.            EFFECTIVE TIME shall mean the 1st day of January in 2009.  Any Corporate Affiliate that becomes a Participating Corporation after such Effective Time shall designate a subsequent Effective Time with respect to its employee-Participants.

I.              ELIGIBLE EMPLOYEE shall mean any person who is employed by a Participating Corporation for earnings considered wages under Code Section 3401(a) and is not an Excluded Employee.

J.             EXCLUDED EMPLOYEE shall mean any employee whose customary employment is twenty (20) hours or less per week, whose customary employment is not for more than five (5) months in any calendar year, or who is a citizen or resident of a foreign country if the grant is prohibited under foreign law or if compliance with foreign law would cause the plan to violate Code Section 423.

K.            FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined by the Plan Administrator in accordance with the following provisions:

(i)            If the Common Stock is listed on the New York Stock Exchange, Nasdaq Global Select Market, Nasdaq Global Market, Nasdaq Capital Market or another national securities exchange and sales prices are regularly reported for the Common Stock, then the Fair Market Value shall be equal to the closing selling price as quoted on such exchange (or the exchange with the greatest volume of trading in the Common Stock) on such date, or if such date is not a trading day, on the most recent trading day immediately prior to such date;

(ii)           If closing selling prices are not regularly reported for the Common Stock as described in clause (i), but bid and asked prices for the Common Stock are regularly reported on the OTC Bulletin Board or another regulated quotation service, then the Fair Market Value shall be the arithmetic mean between the closing or last bid and asked prices for the Common Stock on such date, or if such date is not a trading day or there are no bid and asked prices for such date, on the most recent trading day immediately prior to such date on which bid and asked prices are available; or

(iii)          If the foregoing provisions are not applicable, then the Fair Market Value shall be determined by the Plan Administrator in good faith on such basis as it deems appropriate.

The Plan Administrator’s determination of Fair Market Value shall be conclusive and binding on all persons.

L.             1933 ACT shall mean the Securities Act of 1933, as amended.

M.           PARTICIPANT shall mean any Eligible Employee of a Participating Corporation who is actively participating in the Plan.

N.            PARTICIPATING CORPORATION shall mean the Corporation and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees.  The Participating Corporations in the Plan are listed in attached Schedule A.

O.            PLAN shall mean the Corporation’s 2008 Employee Stock Purchase Plan, as set forth in this document.

P.             PLAN ADMINISTRATOR shall mean the committee of two (2) or more Board members appointed by the Board to administer the Plan.  To the extent consistent with applicable law, the committee may delegate its duties as Plan Administrator to a sub-committee, person, or group of persons, whose members need not be members of the Board.

Q.            PURCHASE DATE shall mean the last business day of each quarter.

SCHEDULE A

CORPORATIONS PARTICIPATING IN
EMPLOYEE STOCK PURCHASE PLAN
AS OF THE EFFECTIVE TIME

Xplore Technologies Corp.

Xplore Corporation of America